                                       FOR:  Jarden Corporation

                                   CONTACT:  Martin E. Franklin
                                             Chairman and
                                             Chief Executive Officer
                                             Jarden Corporation
                                             914-967-9400

                                             Investor Relations:
                                             Cara O'Brien/Melissa Myron
                                             Press: Evan Goetz/Jennifer McCullam
                                             Financial Dynamics
FOR IMMEDIATE RELEASE                        212-850-5600
---------------------


             JARDEN REPORTS RECORD THIRD QUARTER SALES AND EARNINGS
                     ~ DILUTED EARNINGS PER SHARE OF $1.03 ~


         RYE, NY - OCTOBER 27, 2003 - JARDEN CORPORATION (NYSE:JAH) today reported its financial results for the three and nine months ended September 30, 2003.

         For the third quarter of 2003, net sales were $167.9 million compared to $110.0 million for the same period last year. Third quarter net income was $15.2 million, or $1.03 per diluted share, compared to net income of $11.7 million, or $0.80 per diluted share for the same quarter last year. Current year amounts include the contribution from Lehigh Consumer Products Corporation and the operations of the former Diamond Brands business, which were acquired in September 2003 and February 2003, respectively.

         For the nine months ended September 30, 2003, net sales were $396.0 million, compared with $262.2 million for the same period in 2002. Year to date through September 30, 2003, net income totaled $29.4 million, or $2.00 per diluted share, compared to net income of $22.1 million, or $1.55 per diluted share, for the same period last year, which excludes a tax benefit resulting from the net release of a $4.9 million valuation allowance that had previously been established. On a reported basis, net income for the first nine months of 2002 was $27.0 million, or $1.89 per diluted share. Current year amounts include the results of Lehigh, results of operations from the former Diamond Brands business and the results of Tilia, which were acquired in September 2003, February 2003 and April 2002, respectively.

         Martin E. Franklin, Chairman and Chief Executive Officer, commented, "The third quarter was an eventful and productive one for Jarden. First and foremost our operating businesses continued to perform extremely well, resulting in record sales and earnings for the Company. In addition, the acquisition of Lehigh furthered our strategy to drive incremental growth through accretive acquisitions of category-leading businesses that provide niche consumer products

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used in and around the home. Lehigh provides a strong new distribution channel in the DIY market. The successful debt and equity offerings we completed during the third quarter emphasized the fact that there is significant capital available to Jarden to continue to implement our growth strategy. While we have been delighted with the success our businesses have enjoyed in 2003, we believe there are still significant untapped opportunities available to us as we start to look forward to 2004."

         The Company will be holding a conference call at 9:45 AM (Eastern) today, October 27, 2003, to further discuss its results and respond to questions. The call will be accessible via a webcast through the Company's website at www.jarden.com.

         Jarden Corporation is a leading provider of niche consumer products used in and around the home, under well-known brand names including Ball(R), Bernardin(R), Crawford(R), Diamond(R), FoodSaver(R), Forster(R), Kerr(R), Lehigh(R) and Leslie-Locke(R). In North America, Jarden is the market leader in several consumer categories, including home canning, home vacuum packaging, kitchen matches, branded retail plastic cutlery, toothpicks and rope, cord and twine. Jarden also manufactures zinc strip and a wide array of plastic products for third party consumer product and medical companies, as well as its own businesses.

Note: This news release contains "forward-looking statements" within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the outlook for Jarden's markets and the demand for its products. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary are included in the Company's periodic and other reports filed with the Securities and Exchange Commission.











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JARDEN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

                                                                     Unaudited                               Unaudited
                                                                Three Months Ended                       Nine Months Ended
                                                        -------------------------------------    -----------------------------------
                                                         September 30,       September 30,       September 30,         September 30,
                                                             2003                 2002                2003                  2002
                                                        -----------------    ----------------    ----------------    ---------------
Net sales                                                     $ 167,874           $ 110,015           $ 395,988          $ 262,192

Costs and expenses:
  Cost of sales                                                 101,990              61,714             242,254            159,234
  Selling, general and administrative expenses                   35,808              24,676              92,113             57,484
                                                        -----------------    ----------------    ----------------    ---------------
Operating earnings                                               30,076              23,625              61,621             45,474
Interest expense, net                                             5,083               3,817              13,302              8,803
                                                        -----------------    ----------------    ----------------    ---------------
Income before taxes                                              24,993              19,808              48,319             36,671
Income tax provision                                              9,747               8,076              18,891              9,660
                                                        -----------------    ----------------    ----------------    ---------------
Net income                                                    $  15,246           $  11,732            $ 29,428          $  27,011
                                                        =================    ================    ================    ===============

Basic earnings per share                                          $1.07            $   0.83               $2.07           $   1.95

Diluted earnings per share                                        $1.03            $   0.80               $2.00           $   1.89

Weighted average shares outstanding:
  Basic                                                          14,253              14,131              14,246             13,855
  Diluted                                                        14,738              14,695              14,746             14,271

Other Data:
  Operating earnings                                          $  30,076           $  23,625            $ 61,621          $  45,474
  Depreciation and amortization                                   4,261               2,461              11,491              7,250
                                                        -----------------    ----------------    ----------------    ---------------
  Earnings before interest, taxes, depreciation
     and amortization (EBITDA)                                $  34,337           $  26,086            $ 73,112          $  52,724
                                                        =================    ================    ================    ===============

Income before taxes                                                                                                      $  36,671
Income tax provision, excluding net release of
     tax valuation allowance                                                                                                14,555
                                                                                                                     ---------------
Net income, excluding net release of tax valuation
     allowance                                                                                                           $  22,116
                                                                                                                     ===============
Diluted earnings per share, excluding net release of
     tax valuation allowance                                                                                              $   1.55


Note: Certain prior year amounts in the financial statements have been reclassified to conform to the 2003 presentation. These reclassifications have no impact on previously reported net income.

Note: EBITDA is used in this press release because it is a basis upon which our management assesses financial performance. While EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. A reconciliation of the calculation of EBITDA is presented above.




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JARDEN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

                                                                              Unaudited
                                                                          -------------------     ------------------
                                                                            September 30,           December 31,
                                                                                2003                    2002
                                                                          -------------------     ------------------
ASSETS
Current assets
  Cash and cash equivalents                                                       $ 128,615             $   56,779
  Accounts receivable, net                                                           95,144                 40,470
  Inventories, net                                                                   94,207                 59,463
  Other current assets                                                               18,008                 16,018
                                                                          -------------------     ------------------
    Total current assets                                                            335,974                172,730
                                                                          -------------------     ------------------
Non-current assets
  Property, plant and equipment, net                                                 79,550                 45,237
  Intangibles, net                                                                  307,641                134,060
  Other assets                                                                       17,849                 14,738
                                                                          -------------------     ------------------
    Total assets                                                                 $  741,014             $  366,765
                                                                          ===================     ==================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Short-term debt and current portion of long-term debt                          $   16,692             $   16,117
  Accounts payable                                                                   33,195                 18,466
  Other current liabilities                                                          61,924                 36,590
                                                                          -------------------     ------------------
    Total current liabilities                                                       111,811                 71,173
                                                                          -------------------     ------------------
Non-current liabilities
  Long-term debt                                                                    376,291                200,838
  Other non-current liabilities                                                      28,122                 17,990
                                                                          -------------------     ------------------
    Total non-current liabilities                                                   404,413                218,828
                                                                          -------------------     ------------------
Stockholders' equity                                                                224,790                 76,764
                                                                          -------------------     ------------------
Total liabilities and stockholders' equity                                       $  741,014             $  366,765
                                                                          ===================     ==================









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JARDEN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

                                                                                       Unaudited
                                                                                   Nine Months Ended
                                                                         ---------------------------------------
                                                                          September 30,         September 30,
                                                                               2003                  2002
                                                                         -----------------     -----------------
Cash flows from operating activities
    Net income                                                                  $ 29,428              $ 27,011
    Reconciliation of net income to net cash provided by
        operating activities:
        Depreciation and amortization                                             11,491                 7,250
        Other non-cash items                                                       7,032                 9,666
    Changes in working capital components (including tax refunds
     of $422 and $38,458 in 2003 and 2002, respectively)                            (423)               24,349
                                                                         -----------------     -----------------
           Net cash provided by operating activities                              47,528                68,276
                                                                         -----------------     -----------------

Cash flows from financing activities
     Proceeds from revolving credit borrowings                                    78,000                25,200
     Payments on revolving credit borrowings                                     (78,000)              (34,600)
     Proceeds from bond issuance                                                  31,950               147,654
     Proceeds from issuance of senior long-term debt                             160,000                50,000
     Payments on long-term debt                                                   (5,296)              (76,725)
     Payments on seller note                                                     (10,000)                    -
     Proceeds from issuance of common stock, net of underwriting
       fees and related expenses                                                 113,933                 3,776
     Debt issue costs                                                             (5,772)               (7,374)
     Other                                                                         2,231                 4,399
                                                                         -----------------     -----------------
           Net cash provided by financing activities                             287,046               112,330
                                                                         -----------------     -----------------

Cash flows from investing activities
    Additions to property, plant and equipment                                    (9,460)               (4,972)
    Acquisition of businesses, net of cash acquired                             (253,278)             (121,085)
                                                                         -----------------     -----------------
          Net cash used in investing activities                                 (262,738)             (126,057)
                                                                         -----------------     -----------------
Net increase in cash                                                              71,836                54,549
Cash and cash equivalents, beginning of period                                    56,779                 6,376
                                                                         -----------------     -----------------
Cash and cash equivalents, end of period                                       $ 128,615              $ 60,925
                                                                         =================     =================






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